UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 6, 2023 (March 31, 2023)

Innovative International Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40964	98-1630742
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

24681 La Plaza Ste 300 Dana Point, CA	92629
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (805) 907-0597

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one-half of one Redeemable Warrant	IOACU	The Nasdaq Stock Market LLC

Class A ordinary shares, par value $0.0001 per share, included as part of the Units	IOAC	The Nasdaq Stock Market LLC

Redeemable Warrants, each exercisable for one Class A ordinary share for $11.50 per share, included as part of the Units	IOACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 31, 2023, Innovative International Acquisition Corp. (the “Company”) received a written notice (the “Letter”) from the Nasdaq Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating that the Company was not in compliance with Listing Rule 5450(b)(2)(A), requiring the Company to maintain a Market Value of Listed Securities (“MVLS”) of $50,000,000 for the continued listing of its securities on The Nasdaq Global Market. The Letter is only a notification of deficiency, not of imminent delisting, and has no current effect on the listing or trading of the Company’s securities on Nasdaq.

The Letter states that the Company has 180 calendar days, or until September 27, 2023, to regain compliance with Listing Rule 5450(b)(2)(A). If at any time during this compliance period the Company’s MLVS closes at $50,000,000 or more for a minimum of ten consecutive business days, Nasdaq will provide the Company with a written confirmation of compliance, and this matter will be closed. The Notice further notes that if the Company is unable to satisfy the MVLS requirement prior to such date, the Company may be eligible to transfer the listing of its securities to The Nasdaq Capital Market (provided that it then satisfies the requirements for continued listing on that market).

If compliance is not achieved by September 27, 2023, the Letter states that the Company will receive written notification that its securities are subject to delisting. At that time, the Company may appeal the delisting determination to a Hearings Panel.

The Company will continue to monitor its MVLS and consider its available options to regain compliance with the Nasdaq minimum MVLS requirements, but there can be no assurance that the Company will be able to do so.

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 31, 2023, Ms. Anuradha George resigned from her position as a director of the Company, including her membership on the Audit Committee and the Special Committee formed to consider and negotiate the terms and conditions of the Company’s proposed business combination. Ms. George’s decision to resign did not result from a disagreement with the Company or any of its officers or other directors on any matter relating to the operations, policies or practices of the Company. In consideration for Ms. George’s service on the board of directors of the Company (the “Board”), International Sponsor I LLC (the “Sponsor”) agreed to allocate 30,000 founder shares to Ms. George, effective upon the closing of the Company’s initial business combination. Ms. George agreed to forfeit 5,000 founder shares previously allocated to her for her services on the Special Committee. Neither the Company nor the Sponsor entered into any agreement with Ms. George to provide any additional compensation or benefits to Ms. George in connection with her departure from the Company.

Also on March 31, 2023, Ms. Elaine Price resigned from her position as a director of the Company so that the Board will continue to consist of a majority of independent directors. Ms. Price’s decision to resign did not result from a disagreement with the Company or any of its officers or other directors on any matter relating to the operations, policies or practices of the Company. Neither the Company nor the Sponsor entered into any agreement with Ms. Price to provide any additional compensation or benefits to Ms. Price in connection with her resignation from the Board. Ms. Price will continue to serve as the Chief Financial Officer of the Company.

Additionally, on March 31, 2023, the Board appointed Mr. Fernando Garibay, an independent director of the Company, to serve as a member of the Board’s Audit Committee, to fill the vacancy resulting from Ms. George’s resignation from the Audit Committee.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATIVE INTERNATIONAL ACQUISITION CORP.

By:	/s/ Mohan Ananda
	Name:	Mohan Ananda
	Title:	Chief Executive Officer

Date: April 6, 2023